Exhibit 10.3

BUILDER DEPOSIT AGREEMENT

Borrower:	Eclipse Partners II, LLC 444 Gulf of Mexico Dr. #101 Longboat Key, FL 34228	Lender:	Shepherd's Finance, LLC 12627 San Jose Blvd, Ste. 203 Jacksonville, FL 32223 (302) 752-2688

This Agreement made this December 9, 2015, by and between Eclipse Partners II, LLC, (hereinafter referred to as "Borrower"), a Florida Limited Liability Company, AND Shepherd's Finance, LLC, a Delaware Limited Liability Company, (hereinafter referred to as "Lender").

WHEREAS, Lender is providing first mortgage construction loan financing (Loan # 1014701 to the Borrower for that certain real property located at 171 Whittier Dr., Sarasota, FL 34236, COUNTY OF Sarasota, STATE OF Florida, (the “Property”) as more fully described in the Promissory Note, Construction Loan Agreement, Mortgage, and other related documents for the same loans and Properties, the “Related Documents” for the loans dated December 9, 2015; and

WHEREAS, The Borrower agrees to place with the Lender a dollar amount established by the lender (“Builder Deposit”) as a condition of obtaining the first mortgage construction loan; and

WHEREAS, Borrower agrees to place with the Lender the sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars with Lender which shall be distributed to Borrower pending Lenders satisfactory fulfillment of all of the provisions of this agreement.

NOW THEREFORE, in consideration of the above recitals incorporated herein by reference and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.	Borrower hereby deposits with Lender the sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars (the “Builder Deposit”) to be held and disbursed in accordance with the terms of this agreement.

2.	The Lender will invest the Builder Deposit into its general operating funds and will not pay the Borrower interest on the Builder Deposit.

3.	The parties agree that this Builder Deposit Agreement shall be governed and construed in accordance with the laws of the state of Delaware.

4.	The Lender will return the Builder Deposit to the Borrower upon and in conjunction with the extinguishment of all loans to borrower from lender.

5.	The Lender may, at its sole discretion, apply the balance of the Builder Deposit as a principal reduction to any loans from Lender to Borrower.

6.	This Builder Deposit Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and shall not be modified except by a writing signed by all the parties.

7.	This Builder Deposit Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8.	Notices. Any notification, direction, authorization, request, instruction, legal process or other instrument to be given or served hereunder shall be in writing and shall be delivered by certified mail, return receipt requested, by Federal Express or other courier service, or by legible facsimile transmission provided the party making such delivery can furnish evidence of confirmed receipt by the addressee of the facsimile transmission, to all parties at the following addresses:

BUILDER DEPOSIT AGREEMENT (Continued)

To the Lender: Shepherd's Finance, LLC 12627 San Jose Blvd, Ste. 203 Jacksonville, FL 32223	To the Borrower: Eclipse Partners II, LLC 444 Gulf of Mexico Dr. #101 Longboat Key, FL 34228

9.	This Agreement constitutes the entire agreement between the parties and there are no other understandings written or oral. This Agreement may not be modified except by written agreement. This Agreement shall inure to and be binding upon the parties hereto, their heirs, successors, and assigns. This Agreement shall be construed in accordance with the laws of the Delaware. This Agreement may be executed in multiple counterparts each of which when taken together shall constitute one original. A facsimile copy of this document shall be as effective as the original.

10.	The terms of this Builder Deposit Agreement do not modify or in any way amend the Related Documents for the loan, and nothing contained in this Builder Deposit Agreement shall be interpreted to waive or amend the obligations of the parties under the Related Documents for the loan.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

BORROWER:

Eclipse Partners II, LLC

By:	/s/ Steven Hanson
Steven Hanson
Its: Manager and Member

LENDER:

Shepherd's Finance, LLC

By:	/s/ Shannon R. Lee
Name:	Shannon R. Lee
Its :	Authorized Signatory

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